UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 28, 2017

FULL HOUSE RESORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32583	13-3391527
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Summerlin 1980 Festival Plaza Drive, Suite 680 Las Vegas, Nevada	89135
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 221-7800

4670 S. Fort Apache Road, Suite 190 Las Vegas, Nevada 89147
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 28, 2017, the Compensation Committee of the Board of Directors (the "Committee") of Full House Resorts, Inc. (the "Company") adopted the Full House Resorts, Inc. Annual Incentive Plan for Executives (the "Plan"), effective as of January 1, 2017. The Plan is an annual short-term incentive plan designed to reward certain executives of the Company for achieving pre-established corporate performance goals during a given performance period. The purpose of such Plan is to provide an incentive for superior performance and to motivate participating executives toward the highest levels of achievement and business results, to tie their goals and interests to those of the Company and its stockholders, and to enable the Company to attract and retain highly qualified executives.

Participation in the Plan is limited to the following executives of the Company: (a) Chief Executive Officer, Chief Financial Officer, General Counsel, Chief Marketing Officer and Chief Development Officer; and (b) such other executives, in each case, as determined by the Committee in its discretion. The Committee will designate the executives among those eligible who will participate in the Plan for each performance period.

The Committee will establish, with respect to each performance period, one or more performance goals, a specific target objective or objectives with respect to such performance goals, and an objective formula or method for computing the amount of bonus compensation awardable to each participating executive if the performance goals are attained. Performance goals will be based upon one or more of the business criteria for the Company as a whole or any of its subsidiaries or operating units as designated by the Committee in its discretion. Any bonus awards under the Plan will be payable in cash or common stock (or any combination of cash or common stock), and any portion of such bonus award payable in the form of common stock will be subject to the terms and conditions (including the applicable share limitations) of the Company's 2015 Equity Incentive Plan, as amended from time to time, or any other plan adopted by the Company pursuant to which shares of common stock may be granted.

The description of the Plan is qualified in its entirety by reference to the full text of the Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 5.02 by reference.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit 10.1	Full House Resorts, Inc. Annual Incentive Plan for Executives

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Full House Resorts, Inc.

Date: August 1, 2017	/s/ Lewis A. Fanger
Lewis A. Fanger, Senior Vice President, Chief Financial Officer & Treasurer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Full House Resorts, Inc. Annual Incentive Plan for Executives